UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 14, 2023 (August 10, 2023)

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Placement Agent Agreement and Offering of Senior Secured Convertible Notes

On August 10, 2023, Velo3D, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with High Trail investments ON LLC and an affiliated institutional investor (collectively, the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Purchasers (the “Offering”), $70,000,000 aggregate principal amount of the Company’s senior secured convertible notes (the “Initial Notes”) at an issue price of 100.00% of their principal amount. In addition, pursuant to the Purchase Agreement, the Company granted the Purchasers the right to purchase up to an additional $35,000,000 aggregate principal amount of the Company’s senior secured convertible notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”) in the Offering at an issue price of 100.00% of their principal amount so long as the notice to exercise such option is provided no later than the first anniversary of the Initial Closing Date (as defined below). The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, termination provisions and indemnification obligations.

The Offering has been registered pursuant to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-268346) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 14, 2022 and declared effective by the Commission on November 21, 2022, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act dated August 10, 2023 to the prospectus contained in the Registration Statement dated November 21, 2022.

The Company issued the Initial Notes at the initial closing (the “Initial Closing”) on August 14, 2023 (the “Initial Closing Date”). The Company estimates that the net proceeds from the Initial Closing will be approximately $66 million, after deducting the estimated Offering expenses payable by the Company and the fee of the Placement Agent (as defined below) in connection with the Initial Closing.

As described below in Item 1.02 of this Current Report on Form 8-K, the Company used a portion of the net proceeds from the Offering of the Initial Notes to repay all outstanding obligations under the Company’s third amended and restated loan and security agreement, as amended (the “Loan Agreement”), originally entered into with Silicon Valley Bank (“SVB”). The Company plans to use the remaining net proceeds from the Initial Notes (as well as any net proceeds from the Additional Notes) for working capital, capital expenditures and other general corporate purposes.

Credit Suisse Securities (USA) LLC acted as exclusive placement agent (the “Placement Agent”) for the Offering, and, on August 10, 2023, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with the Placement Agent pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to the greater of (i) $1,500,000 and (ii) 5.0% of the gross proceeds from the sale of the Notes. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations.

Copies of the Purchase Agreement and the Placement Agent Agreement are included in this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The summary descriptions of the terms of the Purchase Agreement and the Placement Agent Agreement in this report are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

Base Indenture, Supplemental Indenture and Notes

In connection with the Offering, the Company entered into an indenture dated as of August 14, 2023 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated as of August 14,

2023, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), pursuant to which the Initial Notes were, and any Additional Notes will be, issued.

The Notes are senior secured obligations of the Company and will be effectively senior to all of the Company’s unsecured indebtedness to the extent of the collateral securing the Notes. Aside from the foregoing, the Notes will rank pari passu with all of the Company’s other senior indebtedness and senior to any of the Company’s subordinated indebtedness.

As of the Initial Closing Date, the Notes are secured by a first lien security interest in the Company’s and its wholly-owned subsidiary Velo3D US, Inc.’s assets, including, but not limited to, the Company’s intellectual property (subject to prior liens and other customary exclusions, in each case, acceptable to High Trail Investors ON LLC, as collateral agent (the “Collateral Agent”) in its sole discretion) other than the Company’s and such subsidiary’s non-U.S. assets and the Company’s and such subsidiary’s bank accounts (collectively, the “Initial Collateral”) as described below under “—Security Agreement”. The Notes provide that at or before 30 days after the Initial Closing Date (which period may be extended in the reasonable discretion of the Collateral Agent), the Company will deliver to the Collateral Agent such additional security documents, in form and substance reasonably acceptable to the Collateral Agent, which perfect a first lien security interest in all the Company’s remaining assets (subject to prior liens and other customary exclusions, in each case, acceptable to the Collateral Agent in its sole discretion).

The Notes bear interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2023, and will mature on August 1, 2026 (the “Maturity Date”). When the Company repays principal on the Notes pursuant to the terms of the Notes, it will be required to pay 115% of the principal amount repaid (the “Repayment Price”) plus accrued interest.

On the first day of each three-month period beginning on January 1, 2024 (a “Partial Redemption Date”), holders of the Notes may require the Company to redeem a portion of the principal amount of the Notes at the Repayment Price plus accrued interest. The aggregate principal amount of the Initial Notes that will be redeemable on a Partial Redemption Date will be $8,750,000 for a Repayment Price of $10,062,500.

Subject to certain exceptions, upon the completion of certain equity financings at a price below the conversion price of the Notes, holders of the Notes will have the right to require the Company to use up to 15% of the gross proceeds of the equity financing to redeem a portion of the principal amount of the Notes at the Repayment Price plus accrued interest.

Holders of the Notes will also have the right to require the Company to repurchase all or a portion of their Notes upon the occurrence of certain corporate events constituting a “fundamental change” at the greater of (a) 110% of the conversion value (calculated based on the 5-day volume-weighted-average price (“VWAP”) of the Company’s common stock during the period beginning on the later of the five VWAP trading days prior to the effective date of such fundamental change and the five VWAP trading days prior to the public announcement of such fundamental change) and (b) 100% of the Repayment Price plus accrued interest.

Holders of the Notes may convert their Notes into shares of the Company’s common stock at any time prior to the Maturity Date. The Notes have an initial conversion rate of 475.1722 shares of the Company’s common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $2.10 per share of the Company’s common stock). The initial conversion price will adjust to 110% of the average of the three daily VWAPs of the Company’s common stock during the three trading day period ending on and including August 17, 2023, if such average is lower than the initial conversion price, with a corresponding adjustment to the conversion rate. The conversion rate will also be subject to customary anti-dilution adjustments and adjustments for certain corporate events. Subject to certain conditions, the Company can require conversion of the Notes if the closing price of the Company’s common stock exceeds 175% of the conversion price for at least 20 VWAP trading days in a 30 consecutive VWAP trading day period.

The Notes contain customary affirmative and negative covenants (including covenants that limit the Company’s ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies, in each case, other than those permitted by the Notes) and events of default. Furthermore, the Company will be required to maintain a minimum of $30 million of unrestricted cash and cash equivalents and to maintain minimum levels of quarterly revenue through the quarter ended June 30, 2026 specified in the Notes. If an event of default occurs, the holders of the Notes may declare the Notes due and payable for cash in an amount equal to the Event of Default Acceleration Amount (as defined in the Notes).

Copies of the Base Indenture, the First Supplemental Indenture and the form of Notes are included in this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The summary descriptions of the terms of the Indenture and the Notes in this report are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3.

Security Agreement

In connection with the Initial Closing, on August 14, 2023, the Company and its wholly-owned subsidiary Velo3D US, Inc. entered into a U.S. security agreement (the “Security Agreement”) with the Collateral Agent, which created a first lien security interest in the Company’s and such subsidiary’s assets, including, but not limited to, the Company’s intellectual property (subject to prior liens and other customary exclusions, in each case, acceptable to the Collateral Agent in its sole discretion) and perfected a first lien security interest in the Initial Collateral.

A copy of the Security Agreement is included in this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The summary description of the terms of the Security Agreement in this report is qualified in its entirety by reference to Exhibit 10.3.

Voting Agreements

In connection with the Offering, on August 10, 2023, the Company’s officers and directors entered into voting agreements (the “Voting Agreements”) with the Company pursuant to which the Company’s officers and directors agreed to, among other things, vote at any annual or special meeting of the Company’s stockholders their shares of common stock to approve the issuance of the shares of common stock issuable pursuant to the Notes and to provide a proxy to the Company to vote such shares accordingly. In addition, pursuant to the Voting Agreements, subject to certain exceptions, the Company’s officers and directors will be bound by certain transfer restrictions with respect to their shares of common stock and certain related securities for a period of 90 days after the date of the Purchase Agreement.

A copy of the form of Voting Agreement is included in this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 10.4.

Item 1.02 Termination of a Material Definitive Agreement.

On August 14, 2023, the Company used approximately $22 million of the net proceeds (the “Payoff Amount”) from the Offering to repay in full the indebtedness outstanding under the Loan Agreement, which consists of borrowings under the Loan Agreement’s revolving credit line and advances under the Loan Agreement’s secured equipment loan facility. Upon the lender’s receipt of the Payoff Amount, the Loan Agreement was terminated and the release of the lender’s security interest in any of the Company’s or its subsidiaries’ assets or property was authorized.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of Note.
5.1	Opinion of Fenwick & West LLP.
10.1†	Securities Purchase Agreement, dated as of August 10, 2023, by and among the Company and High Trail Investors ON LLC and HB SPV I Master Sub LLC, as buyers.
10.2	Placement Agent Agreement, dated as of August 10, 2023, by and between the Company and Credit Suisse Securities (USA) LLC, as placement agent.
10.3†	Security Agreement, dated as of August 14, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent.
10.4	Form of Voting Agreement (included as Exhibit D to the Securities Purchase Agreement filed as Exhibit 10.1).
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Portions of this exhibit (indicated with markouts) have been redacted in accordance with Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	August 14, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer